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                                                                    Exhibit 21.1

                 Subsidiaries of General Nutrition Centers, Inc.

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              Subsidiary Name                     Jurisdiction of Incorporation/Organization
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
DFC Thompson Australia PTY Limited                        New South Wales, Australia

General Nutrition Centres Company                         Nova Scotia, Canada

General Nutrition Companies, Inc.                         Delaware

General Nutrition Corporation                             Pennsylvania

General Nutrition Distribution Company                    Delaware

General Nutrition Distribution, L.P.                      Pennsylvania

General Nutrition Government Services, Inc.               Delaware

General Nutrition International, Inc.                     Delaware

General Nutrition Investment Company                      Arizona

General Nutrition PTY Limited                             New South Wales, Australia

General Nutrition Sales Corporation                       Arizona

General Nutrition Systems, Inc.                           Delaware

General Nutrition, Incorporated                           Pennsylvania

GN Investment, Inc.                                       Delaware

GNC (Canada) Holding Company                              Delaware

GNC Franchising Canada, LTD.                              New Brunswick, Canada

GNC Franchising, LLC                                      Pennsylvania

GNC Puerto Rico, Inc.                                     Puerto Rico

GNC US Delaware, Inc.                                     Delaware

GNC, Limited                                              Delaware

Informed Nutrition, Inc.                                  Florida

Nutra Manufacturing, Inc.                                 South Carolina
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